Exhibit 3.1(81)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “DS CUSTOMER CARE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “CRYSTAL SPRINGS OF ALABAMA HOLDINGS LP” TO “CRYSTAL SPRINGS OF ALABAMA LP”, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 2004, AT 8 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF AUGUST, A.D. 2006, AT 11:11 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “CRYSTAL SPRINGS OF ALABAMA LP” TO “CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC”, FILED THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2006, AT 8:29 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2006, AT 9:04 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION:	2285839
DATE:	04-13-15

Delaware	PAGE 2
The First State

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2006, AT 8:29 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 2006, AT 9:04 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC” TO “DS CUSTOMER CARE, LLC”, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 2015, AT 3:22 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION:	2285839
DATE:	04-13-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 11/30/2004
FILED 08:00 AM 11/30/2004
SRV 040859834 - 3723908 FILE

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CRYSTAL SPRINGS OF ALABAMA HOLDINGS LP

THIS AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP of CRYSTAL SPRINGS OF ALABAMA HOLDINGS LP (the “Partnership”), dated as of November 18, 2004, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del.C. § 17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on November 5, 2003, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

FIRST. The name of the limited partnership formed hereby is Crystal Springs of Alabama LP.

SECOND. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, DE 19801.

THIRD. The name and address of the registered agent for service of process on the Partnership is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, DE 19801.

FOURTH. The name and mailing address of the sole General Partner of the Partnership is:

DS Waters of America General Partner, LLC

c/o DS Waters of America, LP

5660 New Northside Drive, Suite 500

Atlanta, Georgia 30328

IN WITNESS WHEREOF, Crystal Springs of Alabama Holdings LP has caused this Amended and Restated Certificate of Limited Partnership to be signed by its duly authorized sole general partner this 24th day of November, 2004.

DS WATERS OF AMERICA GENERAL PARTNER, LLC, Sole General Partner

By:	DS WATERS ENTERPRISES, LP

By:	/s/ William A. Holl

William A. Holl
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:29 AM 08/29/2006
FILED 11:11 AM 08/29/2006
SRV 060802798 - 3723908 FILE

AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

CRYSTAL SPRINGS OF ALABAMA LP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is CRYSTAL SPRINGS OF ALABAMA, LP.

SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows: the address of the registered office of the Limited Partnership in the State of Delaware is changed to 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, and the name of the registered agent of the Limited Partnership in the State of Delaware at the said address is changed to Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, as the sole general partner of the Limited Partnership, executes this Certificate of Amendment on August 11, 2006.

By:	DS WATERS OF AMERICA GENERAL PARTNER, LLC

/s/ Gregory D. Chafee

	Name:	Gregory D. Chafee
	Capacity:	Secretary, Authorized Person

DE LP D-:COA CERTIFICATE OF AMENDMENT TO CHANGE AGENT 09/00 (#670)

CERTIFICATE OF CONVERSION

FROM A LIMITED PARTNERSHIP TO A LIMITED

LIABILITY COMPANY PURSUANT TO SECTION 18-214

OF THE LIMITED LIABILITY COMPANY LAW

1. The jurisdiction where the Limited Partnership first formed was Delaware.

2. The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.

3. The date the Limited Partnership first formed was November 5, 2003.

4. The name of the Limited Partnership immediately prior to filing this Certificate of Conversion is Crystal Springs of Alabama LP.

5. The name of the Limited Liability Company is Crystal Springs of Alabama Holdings, LLC.

6. This Certificate of Conversion shall become effective as of 9:04 a.m. (EST) on October 27, 2006.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Conversion this 27th day of October, 2006.

/s/ K. Dillon Schickli

Name:	K. Dillon Schickli
Title:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:29 AM 10/27/2006
FILED 08:29 AM 10/27/2006
SRV 060986517 - 3723908 FILE

1

CERTIFICATE OF FORMATION

OF

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC

FIRST: The name of the limited liability company is Crystal Springs of Alabama Holdings, LLC.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Services Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Crystal Springs of Alabama Holdings, LLC this 27th day of October, 2006.

/s/ K. Dillon Schickli
Authorized Person
K. Dillon Schickli

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:29 AM 10/27/2006
FILED 08:29 AM 10/27/2006
SRV 060986517 - 3723908 FILE

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:22 PM 03/23/2015
FILED 03:22 PM 03/23/2015
SRV 150396277 - 3723908 FILE

CERTIFICATE OF AMENDMENT

Crystal Springs of Alabama Holdings, LLC (the “Company”), a limited liability company duly formed and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.	The name of the Company is “Crystal Springs of Alabama Holdings, LLC.”

2.	The name of the Company is hereby changed to “DS Customer Care, LLC.”

3.	The Certificate of Formation of the Company is hereby amended by deleting all references therein to “Crystal Springs of Alabama Holdings, LLC” and replacing such references with “DS Customer Care, LLC.”

4.	This Certificate of Amendment shall become effective upon approval.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized person as of the 19th day of March, 2015.

By:	/s/ Marni Morgan Poe
Marni Morgan Poe, Authorized Person